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                                                                                                Exhibit 99.03


                                        Significant Factors Impacting EPS (Notes)

                                              3 Months Ended September            9 Months Ended September
                                              ------------------------            -----------------------
                                              2003       2002    Change         2003       2002       Change
                                              ----       ----    ------         ----       ----      ------

Consolidated Earnings Excluding Dynegy-       $ 0.85     $ 0.84    $0.01        $1.75        $1.63      $0.12

Significant Factors:
--------------------
Regulated Retail Business                                          (0.01)                                   -
Competitive Generation                                              0.03                                 0.10
Synthetic Fuels                                                        -                                 0.02
Products and Services                                                  -                                 0.02
Leasing Business                                                       -                                 0.01
Parent Company and Other                                            0.01                                 0.02
Impact of Additional Shares                                        (0.02)                               (0.05)
                                                                  ------                                -----
  Total                                                            $0.01                                $0.12
                                                                  ======                                =====

Notes
-----
- Excludes a one-time gain of $88 million in May 2003 from the previously announced termination of all long-term wholesale power contracts between Southern Company and Dynegy, Inc. After adjusting for revenues that otherwise would have been recognized for the remainder of the year, the adjusted gain for 2003 is $83 million.
- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to review and adjustments and certain classifications may be different from final results published in the Form 10-Q.

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